As filed with the Securities and Exchange Commission on June 16, 2006
Registration No. 333-122325

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERCHANGE CORPORATION
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	33-0849123 (I.R.S. Employer Identification No.)

Interchange Corporation
One Technology Drive, Building G
Irvine, California 92618
(949) 784-0800
(Address, including zip code, and telephone number, including area code, of principal executive offices and principal place of business)

Heath B. Clarke
One Technology Drive, Building G
Irvine, California 92618
(949) 784-0800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Cary K. Hyden, Esq.
Derek D. Dundas, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
(714) 540-1235

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     This Post-Effective Amendment No. 6 to the Registration Statement on Form SB-2 (File No. 333-122325) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Page
Deregistration of Common Stock	1
Signatures	2

DEREGISTRATION OF COMMON STOCK
     The Registrant hereby amends its Registration Statement on Form SB-2 (No. 333-122325), filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2005 (the “Registration Statement”) by deregistering the shares of the Registrant’s common stock, par value $0.00001 per share (the “Shares”) that remain registered but unsold pursuant to the Registration Statement as of the close of business on the date hereof.
     The Registrant initially filed the Registration Statement on behalf of selling stockholders (the “Selling Stockholders”) of up to 1,993,438 Shares, including 822,000 Shares sold in a private placement on December 30, 2004, 164,400 Shares issuable upon the exercise of warrants sold in a private placement on December 30, 2004, 150,000 Shares issued upon the exercise of warrants which were issued prior to the Registrant’s initial public offering in October 2004 (the “IPO”), and 857,038 Shares issuable upon the exercise of warrants which were issued prior to the IPO. The Registrant has become eligible to register, and has registered, the Shares on Form S-3. Pursuant to the registration rights agreement, the Registrant is no longer obligated to keep the Registration Statement effective and it desires to deregister the Shares that remain unsold.
     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the unsold Shares from registration.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 6 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on June 16, 2006.

INTERCHANGE CORPORATION
/s/ Heath B. Clarke
Heath B. Clarke
Chairman and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Heath B. Clarke Heath B. Clarke	Chairman, Chief Executive Officer and Director	June 16, 2006

/s/ Douglas S. Norman Douglas S. Norman	Chief Financial Officer and Secretary	June 16, 2006

* Theodore E. Lavoie	Director	June 16, 2006

* Philip K. Fricke	Director	June 16, 2006

* By: /s/ Heath B. Clarke Heath B. Clarke Attorney-in-Fact

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